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           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]


                               August 25, 1997

                                                                     Exhibit (5)


Professionals Insurance Company
 Management Group
4295 Okemos Road, Box 2510
Okemos, Michigan 48805-9510

Gentlemen:

         With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission by Professionals Insurance Company Management Group, a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 50,000 shares of the common stock, no par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the Professionals Insurance Company Management Group 1996 Non-Employee Directors Stock Option Plan (the "Plan") by Plan participants (which Registered Shares may consist of shares already issued and held in the treasury of the Company, or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

         1.      The Registered Shares have been validly authorized.

         2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.